Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
LIBERTY INTERACTIVE CORPORATION

LIBERTY INTERACTIVE CORPORATION, a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:  The Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

The first clause of Article IV is hereby amended in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation will have authority to issue is nine billion, fifteen million (9,015,000,000) shares, which will be divided into the following classes:”

Article IV(a) is hereby amended in its entirety to read as follows:

“(a)             eight billion, nine hundred sixty-five million (8,965,000,000) shares will be of a class designated Common Stock, par value $0.01 per share (“Common Stock”), such class to be divided in series as provided in Section A of this Article IV; and”

The second sentence of Article IV, Section A.1 is hereby amended in its entirety to read as follow:

“Four hundred million (400,000,000) shares of Common Stock will be of a series designated Series A Liberty Ventures Common Stock (the “Series A Liberty Ventures Common Stock”), fifteen million (15,000,000) shares of Common Stock will be of a series designated Series B Liberty Ventures Common Stock (the “Series B Liberty Ventures Common Stock”), and four hundred million (400,000,000) shares of Common Stock will be of a series designated as Series C Liberty Ventures Common Stock (the “Series C Liberty Ventures Common Stock” and together with the Series A Liberty Ventures Common Stock and the Series B Liberty Ventures Common Stock, the “Liberty Ventures Common Stock”).”

SECOND:  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD:  This Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Certificate of Amendment on this 4th day of June, 2015.

LIBERTY INTERACTIVE CORPORATION

/s/ Richard N. Baer
Name: Richard N. Baer
Title: Senior Vice President and General Counsel